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                                                                     Exhibit 5.1


                         [DEWEY BALLANTINE LETTERHEAD]


                                                October 8, 1996

Doubletree Corporation
410 North 44th Street, Suite 700
Phoenix, Arizona 85008

                Re:  Doubletree Corporation
                     Registration Statement on Form S-4
                     (Registration No. 333-13159)

Ladies and Gentlemen:

         We are issuing this opinion in connection with the registration by Doubletree Corporation, a Delaware corporation (the "Company"), of 8,802,545 shares of its common stock, $0.01 par value per share (the "Common Shares"), under the Securities Act of 1933, as amended, pursuant to the above-referenced registration statement (the "Registration Statement").

         We have examined a copy of the Certificate of Incorporation of the Company as certified by the Department of State of the State of Delaware and copies of resolutions adopted by the Board of Directors of the Company and such other documents as we have deemed relevant to expressing the opinions contained herein.

         It is our opinion that, upon issuance and delivery pursuant to the merger described in the Registration Statement, the Common Shares covered by the Registration Statement will be duly authorized, validly issued, fully paid and non-assessable.

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         This opinion may be relied upon exclusively by you and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and in the proxy statement/prospectus included as a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,


                                  /s/ DEWEY BALLANTINE
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